Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 20, 2013, with respect to management’s assertion on BancTec, Inc.’s compliance with applicable specified servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for remittance processing services including asset-backed securities transactions involving credit card receivables conducted by Discover Card Master Trust I and Discover Card Execution Note Trust as of and for the year ended November 30, 2012, included in the Annual Reports on Form 10-K for the year ended November 30, 2012 of Discover Card Master Trust I and Discover Card Execution Note Trust, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of Discover Bank, Discover Card Master Trust I and Discover Card Execution Note Trust of the aforementioned report.

/s/ Grant Thornton LLP

Dallas, Texas

September 25, 2013